UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2009

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Issuer Direct Corporation

(Exact name of registrant as specified in its charter)

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Delaware	1-10185	26-1331503
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

201 Shannon Oaks Circle Suite 105, Cary North Carolina 27511

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 481-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 10, 2009, the Board of Directors of Issuer Direct Corporation (the “Company”) appointed Wesley Pollard, CPA to serve as the Company new Chief Financial Officer.

Prior to joining the Company, Mr. Pollard served Digital Lifestyle Outfitters (DLO) as Vice President of Finance from July 2006 through May 2009 – DLO was acquired by Philips Electronics of North America in mid 2009, post acquisition Mr. Pollard held the position of Head of Finance. Prior to DLO – Mr. Pollard served as Controller for Tekelec, Inc. from June 2005 to June 2006 and Director of Finance for BioStream, Inc from June 2001 through June 2005. Mr. Pollard also assisted Home Director a former division of IBM from June 2000 to June 2001 as the Corporate Controller. From December 1999 to June 200 Mr. Pollard also served as the Director of SEC and Financial reporting for BuildNet, Inc. Mr. Pollard also spent five years at PriceWaterhouseCoopers, LLP. Mr. Pollard is a Certified Public Accountant and holds his Master of Accounting from the University of North Carolina.

The Company received notice by Mrs. Jones who was our acting Chief Financial Officer of her intent to resign on or before December 21, 2009. Mrs. Jones resignation was not related to any disagreement with the Company, its operations, accounting or reporting practices.

On December 8, 2009, Jim Learish resigned from the Board of Directors of Issuer Direct Corporation (the “Company”), effective immediately. Mr. Learish was also our former President until January 9, 2009, when he resigned his position. Mr. Learish’s resignation is not related to any disagreement with the Company its operations, policies or practices. A copy of Mr. Learish’s letter is attached as exhibit 17.1 to this Current Report on Form 8-K.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits:

17.1	Jim Learish Resignation Letter dated December 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Issuer Direct Corporation

By:	/s/ BRIAN R. BALBIRNIE
Brian R. Balbirnie Chief Executive Officer

Date: December 11, 2009